                                                                     EXHIBIT 3.4

                          CERTIFICATE OF INCORPORATION

                                       OF

                             KING RANCH ENERGY, INC.

      1. The name of the corporation is King Ranch Energy, Inc.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

      5A. The name and mailing address of each incorporator is as follows:

                 NAME                        MAILING ADDRESS

            Larry L. Worden               c/o King Ranch, Inc.
                                          1400 Louisiana Street, Suite 2300
                                          Houston, TX 77002-7352

      5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                 NAME                        MAILING ADDRESS

            Jack Hunt                     c/o King Ranch, Inc.
                                          1400 Louisiana Street, Suite 2300
                                          Houston, TX 77002-7352

            Abraham Zaleznik              c/o King Ranch, Inc.
                                          1400 Louisiana Street, Suite 2300
                                          Houston, TX 77002-7352

      6. The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make or repeal the by-laws of the corporation.

      8. Elections of directors need not be written by ballot unless the by-laws of the corporation shall so provide.

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated form time to time by the board of directors or in the by-laws of the corporation.

            IN WITNESS WHEREOF, I execute this Certificate of Incorporation on this 6th day of November, 1997.


                                           /s/ LARRY L. WORDEN
                                           -------------------------
                                           Larry L. Worden

STATE OF TEXAS

COUNTY OF HARRIS

            I, the undersigned Notary Public, do hereby certify that on this 6th day of November, 1997, personally appeared before me, Larry L. Worden, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                          /s/ KATHY SOSTAK
                                           -------------------------
                                          Notary Public in and for
                                          the State of Texas

                                          My commission expires: 9/26/99


                                       2